UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2023

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 31, 2023, Alkermes plc (the “Company”) issued a press release regarding the matters described in Item 8.01 of this Current Report on Form 8-K, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. This Item 7.01 and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

In connection with the planned separation of the Company’s oncology business into Mural Oncology plc (“Mural”), a new, independent, publicly traded company (such separation, the “Separation”), the Company’s board of directors has set November 6, 2023 as the record date (the “Record Date”) to determine shareholders of the Company eligible to receive a distribution of Mural ordinary shares, to be effected on November 15, 2023 (the “Distribution Date”). No action is required by the Company’s shareholders in order to receive ordinary shares of Mural in the distribution. Each of the Company’s shareholders as of the close of business on the Record Date will receive, on the Distribution Date, one ordinary share of Mural for every ten ordinary shares of the Company (the “Distribution Ratio”) held by such shareholder on the Record Date. Following the Separation, each of the Company’s shareholders as of the Record Date will receive a cash payment in lieu of any fractional ordinary share of Mural that such shareholder would have been entitled to receive after application of the Distribution Ratio.

On October 31, 2023, the U.S. Securities and Exchange Commission (the “SEC”) declared effective Mural’s Registration Statement on Form 10, initially filed on October 10, 2023 (as amended, the “Form 10”). The completion of the Separation is subject to certain conditions described in the Form 10, including those conditions set forth in that certain Separation Agreement to be entered into between the Company and Mural, the form of which is filed as an exhibit to the Form 10.

A limited “when issued” public trading market for Mural’s ordinary shares and a limited “ex-distribution” public trading market for the Company’s ordinary shares are expected to commence prior to the Distribution Date under the stock ticker symbols “MURAV” and “ALKSV”, respectively, and to continue up to and including the Distribution Date. A description of these expected trading markets is included in the Form 10. Following the Separation, Mural’s ordinary shares are expected to trade on the Nasdaq Global Market under the stock ticker symbol “MURA” and the Company will continue to trade on the Nasdaq Global Select Market under the stock ticker symbol “ALKS.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Alkermes plc dated October 31, 2023.
104	Cover page interactive data file (embedded within the Inline XBRL document).

Note Regarding Forward-Looking Statements

Certain statements set forth or incorporated by reference in Item 8.01 above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, but not limited to, statements regarding the Company’s expectations related to the completion, structure, timing and terms of the planned Separation, the distribution of Mural’s ordinary shares, and anticipated markets for the Company’s and Mural’s ordinary shares. Investors are cautioned that forward-looking statements are inherently subject to risks and uncertainties that could cause actual events to differ materially from those expressed or implied in such statement, including, among others, that a condition to the closing of the Separation may not be satisfied or waived; that the Company may not complete the Separation on the terms or timing currently anticipated or at all; and those risks and uncertainties described under the heading “Risk Factors” in the Form 10, in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 and in subsequent filings made by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained or incorporated by reference in Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: October 31, 2023	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary